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          THIS INDENTURE made this 29th day of January, 1998

BETWEEN:


                       DOMINION TEXTILE INC., a corporation continued under the laws of Canada

                       (hereinafter referred to as the "Corporation")

                                                OF THE FIRST PART


                       -and-

                       DT ACQUISITION INC., a corporation incorporated under the laws of Canada

                       (hereinafter referred to as the "Shareholder")

                                                OF THE SECOND PART

A. The Corporation wishes to be dissolved by way of voluntary dissolution under the provisions of the Canada Business Corporations Act, and the Shareholder wishes to assume and perform as and from the date hereof all of the liabilities of the Corporation;

B. The Shareholder is the owner of all of the issued and outstanding shares in the capital of the Corporation and on the distribution of the assets of the Corporation on dissolution is entitled to all such assets; and

C. Dissolution of the Corporation has been authorized by a special resolution signed by the Shareholder.

                 NOW THEREFORE THIS INDENTURE WITNESSES THAT:

1. As part of the dissolution of the Corporation, and in connection with the distribution of the assets of the Corporation on dissolution as provided herein, the Shareholder hereby assumes and agrees to pay, discharge and perform as of and from the date hereof, all liabilities and obligations of the Corporation.
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                                      -2-


2. The Corporation hereby transfers and assigns to the Shareholder on the date hereof, as part of the dissolution of the Corporation, all of the Corporation's right, title, benefit and interest in and to all of its property, assets and rights of any kind whatsoever, except such property, the assignment of which would be contrary to law or which requires the consent of another person which consent has not been obtained (the "Assets").

3. This Indenture is intended to and shall operate as a transfer and assignment to the Shareholder of the Assets as and from the date hereof and the Shareholder shall from the date hereof be the owner of the Assets.

The Corporation hereby declares that, as to any of the Assets hereby conveyed, the title to which may not have fully passed to the Shareholder by virtue of this Indenture or by virtue of any transfer or assignment which may from time to time be executed and delivered pursuant to the provisions hereof, the Corporation holds such Assets in trust for the Shareholder to transfer and assign the same as the Shareholder may from time to time direct. With respect to any property, assets or rights of the Corporation not included in the Assets (an "Excluded Asset"), the Corporation shall assign such Excluded Asset to the Shareholder at the earliest time such an assignment is permitted in law or consent therefor has been obtained or is no longer required to be obtained, as the case may be, and until such time, to the maximum extent permitted by law, shall hold such Excluded Asset for the benefit of the Shareholder and shall take any and all action with respect thereto as the Shareholder may reasonably direct for the Shareholder's account and benefit. The Corporation shall use its best efforts to obtain all consents required for the assignment to the Shareholder of an Excluded Asset.

4. The Corporation hereby constitutes and appoints the Shareholder, its successors and assigns, the true and lawful attorney of the Corporation for and in the name of or otherwise on behalf of the Corporation with full power of substitution to do and execute from time to time, all deeds, matters and things whatsoever necessary or desirable for or in connection with the performance by the Corporation of its obligations hereunder or for or in connection with the assignment, transfer and/or conveyance of any interest in the Assets to the Shareholder, its successors and assigns. This appointment, coupled with an interest, is irrevocable by the

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                                      -3-

Corporation and shall not be revoked by the insolvency or bankruptcy of the Corporation or by the dissolution, liquidation or other termination of the existence of the Corporation for any reason.

5. This Indenture shall be construed in accordance with the laws of the Province of Ontario, which jurisdiction shall be the exclusive forum with respect to any and all actions or suits brought with respect hereto.

6. This Indenture shall enure to the benefit of and be binding upon the successors and assigns of the parties hereto.


                             DOMINION TEXTILE INC.

                             By: /s/ Jerry Zucker
                                 -------------------------------


                             By: /s/ James G. Boyd
                                 -------------------------------



                             DT ACQUISITION INC.


                             By: /s/ Jerry Zucker
                                 -------------------------------